Exhibit 10.8

SERVICE AGREEMENT

This SERVICE AGREEMENT (this Agreement) is entered into on 31 March 2023 among:

1	GRAND WELL VENTURES LIMITED , a business company incorporated with limited liability in the British Virgin Islands whose registered office is at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands (the Service Provider); and

2	GLAM-HKCFC MBS Fund, an exempted company incorporated with limited liability in the Cayman Islands, whose registered office is at Walkers Corporate Limited, 190 Elgin Avenue, George Town, Cayman KY1-9008, Cayman Islands (the Fund).

WHEREAS:

A	The Fund is an open-ended investment fund which is registered with the Cayman Islands Monetary Authority pursuant to the Mutual Funds Act (Revised) of the Cayman Islands.

B	Pursuant to certain agreement entered into between the parties hereto dated 1 April 2022 (the Original Agreement), the Fund appointed the Service Provider to provide certain services pursuant to the terms of the Original Agreement.

C	The parties hereto desire to enter into this Agreement to amend and restate the terms of the Original Agreement to clarify the scope of services carried out by the Service Provider for the benefit of the Fund, with effect from the date of the Original Agreement (the Effective Date).

NOW IT IS THEREFORE AGREED THAT:

1	Appointment and Services

1.1	With effect from the Effective Date, the Fund appoints and the Service Provider accepts its appointment to provide certain administrative services to the Fund as set out in this Agreement.

1.2	The duties of the Service Provider shall, subject to the request and directions of the Fund, include the following (collectively, the Services):

(a)	assisting the Fund with conducting background search (including know-your customer, anti-money laundering, counter-terrorist financing and counter proliferation financing and sanctions check (collectively, AML)) against prospective investors of the Fund, and communications with the fund administrator, registrar and transfer agent, prospective investors and the AML compliance officer of the Fund as necessary;

(b)	due diligence on the suitability of prospective investors of the Fund, including in terms of AML, tax transparency reporting (for compliance with the Fund’s FATCA (Foreign Account Tax Compliance Act) and CRS (Common Reporting Standards) obligations) and local regulatory requirements as applicable to the Fund and/or the relevant investor(s);

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(c)	making arrangements to provide means by which the Fund, its investment manager and the prospective investors are able to communicate with each other; and

(d)	assistance with drafting or completion of agreements in relation to potential subscriptions in the Fund (such as subscription agreements and side letters) as necessary.

1.3	In carrying out the Services pursuant to this Agreement, the Service Provider shall at all times comply with the provisions of this Agreement and with the instructions and directions of the Fund and its investment manager.

1.4	Notwithstanding anything to the contrary herein or in the Original Agreement, the Service Provider shall not carry on, and shall not be required to carry on any “investment business” within the meaning of the Securities and Investment Business Act (Revised 2020) of the British Virgin Islands (the SIBA) or any of the activities specified as an “investment activity” in Schedule 2, Part A of the SIBA.

2	Service fee

In consideration of the Service Provider’s Services, the Fund shall pay the Service Provider a service fee of HK$5,500,000, which is hereby confirmed by the Service Provider as having been received as at the date of this Agreement.

3	Expenses to be borne by the Service Provider

All costs and expenses incurred by the Service Provider in providing for its normal operating overhead, including, where applicable, salaries of the Service Provider’s employees, rent and other expenses incurred in maintaining the Service Provider’s place of business shall be borne by the Service Provider.

4	Indemnification

To the extent permitted by applicable law, the Fund hereby indemnifies, and agrees to indemnify, upon demand the Service Provider and each director, officer, employee or agent of the Service Provider against any losses, claims, damages and liabilities (including liabilities in contract and in tort}, costs and expenses (including legal and other expenses reasonably incurred in connection with such liabilities) to which such person may become subject by reason of its being the Service Provider or a director, officer, employee or agent of the Service Provider (but only to the extent and with respect to Services performed by the Service Provider or such director, officer, employee or agent of the Service Provider for or on behalf of the Fund or relate to Services contemplated under this Agreement}, provided that the person seeking to rely on the indemnity has acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Fund and provided such actions did not involve Gross Negligence, wilful default or fraud. For the purposes of this clause, Gross Negligence means a standard of conduct beyond negligence whereby that person acts with actual appreciation of an obvious, unacceptable risk involved, or acts with serious disregard of or indifference to an obvious, unacceptable risk.

5	Duration and Termination.

This term of this Agreement commenced on the Effective Date and ends on 31 March 2023.

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6	Miscellaneous.

6.1	Applicable law. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed and enforced in accordance with the laws of the British Virgin Islands.

6.2	Dispute resolution. Any dispute, controversy, difference or claim arising out of or relating to this Agreement, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non- contractual obligations arising out of or relating to it shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (HKIAC) under the HKIAC Administered Arbitration Rules in force when the Notice of Arbitration is submitted. The seat of arbitration shall be Hong Kong.

6.3	Severability. Every term and provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such term or provision will be enforced to the maximum extent permitted by law and, in any event, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

6.4	Entire agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof, and supersede any prior agreement or understanding among them with respect to such subject matter, including but not limited to the Original Agreement.

6.5	Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof or affect the interpretation thereof.

6.6	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single agreement.

6.7	Amendments; waiver. This Agreement may be amended only by a written instrument signed by the parties hereto. No waiver of the provisions of this Agreement shall be valid unless in writing and signed by the party to be bound. No failure or delay by any party in exercising any right or remedy hereunder shall operate as a waiver thereof, and a waiver of a particular right or remedy on one occasion shall not be deemed a waiver of any other right or remedy or a waiver on any subsequent occasion.

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The parties hereto have caused this Agreement to be executed and delivered as a deed by their respective representatives duly authorised as of the date first above written.

Executed and delivered as a deed
for and on behalf
GRAND WELL-VENTURES LIMITED

/s/
Signature

Yeung Wan Yin
Print name

Title:	Director

Executed and delivered as a deed
for and on behalf of
GLAM-HKCFC MBS Fund

/s/
Signature

CHOW KA KEUNG
Print name

Title:	Director

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